SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sale of Shares of Common Stock

On December 6, 2018, KULR Technology Group, Inc., a Delaware corporation (the "Company") sold 500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a purchase price of $0.66 per share, for an aggregate gross proceeds of $329,999.80, which will be used by the Company for general corporate purposes. The Company did not pay any commissions to any broker-dealers in connection with the sale of the shares of Common Stock.

The sale of the Common Stock was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").

Private Placement of Shares of Series B Convertible Preferred Stock

On November 30, 2018, the Company closed a sale of 31,000 shares (the “Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) at a purchase price of $1.00 per Share, for an aggregate gross proceeds of $31,000, which will be used by the Company for general corporate purposes.  The rights, limitations and preferences of the Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit 4.1, including the right of the holder to convert the Shares into Common Stock. The Company did not pay any commissions to any broker-dealers in connection with the sale of the Shares.

The sale of the Shares was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Designation of Series B Convertible Preferred Stock

On November 30, 2018, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), which became effective upon filing. The Certificate of Designation established and designated the Series B Convertible Preferred Stock (“Series B Preferred Stock”) and the rights, preferences, privileges, and limitations thereof, summarized in the following:

The Company designated 31,000 shares as Series B Preferred Stock out of the authorized and unissued preferred stock of the Company, par value $0.0001 per share. Series B Preferred Stock is senior in liquidation preference to Common Stock. Holders of shares of Series B Preferred Stock are not entitled to voting rights and dividend rights.

Each share of Series B Preferred Stock, after 181 days after issuance and without the payment of additional consideration, shall be convertible into fifty (50) fully paid and non-assessable shares of Common Stock.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Report and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Description
4.1	Certificate of Designation of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR Technology Group, Inc.

Date:	December 6, 2018	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer